Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--255, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-59031 of our opinion dated July 30, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 13, 1997